UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

EXCO Resources, Inc. (the “Company”) entered into an Indemnification Agreement with Vincent J. Cebula on November 10, 2010 and with Mark F. Mulhern on November 11, 2010, in consideration of their agreement to serve on the Special Committee of the Board of Directors in connection with the recent proposal submitted by Douglas Miller, the Company’s Chairman and Chief Executive Officer, to purchase all of the outstanding shares of stock of the Company not already owned by Mr. Miller.

The Indemnification Agreements, each of which is effective as of November 3, 2010, provide that the Company will indemnify each of Messrs. Cebula and Mulhern to the fullest extent permitted by the laws of the State of Texas for claims arising in their capacity as members of the Special Committee. The Indemnification Agreements include the right to require the Company to advance expenses incurred in connection with indemnifiable claims.

The foregoing summary of the Indemnification Agreements is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement attached hereto as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

By:	/s/ J. Douglas Ramsey
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President - Finance

Date: November 12, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Indemnification Agreement.

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